UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): January 6, 2017


                               STWC HOLDINGS, INC.
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)



       Colorado                       000-52825                20-8980078
---------------------------     ---------------------   -----------------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
   of incorporation)                                      Identification No.)

                        1350 Independence St., Suite 300
                               Lakewood, CO 80215
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          (Address of principal executive offices, including Zip Code)

             Registrant's telephone number, including area code: (303) 736-2442

                                Strainwise, Inc.
                  -------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events

      The following is a correction of certain disclosures made in the Company's April 30, 2016 10-Q report:

      As of April 30, 2016, three unrelated third parties had collectively loaned the Company $2,465,000, of which $1,800,000 was outstanding at January 31, 2016. The loans bear interest at 25% per year, are unsecured, and become due and payable on January 31, 2017. Interest only payments are due each month, and at the option of the lenders, the loans can be converted into shares of the Company's common stock at the rate of $1.00 per share. The loan proceeds were used to pay general and administrative expenses. As of April 30, 2016, the Company was in default under the terms of the notes in that the Company had not paid the full amount of the monthly interest as it became due. As a result, all principal, plus accrued and unpaid interest owing under the terms of the notes are classified as current liabilities in the accompanying financial statements.

      Effective June 30, 2016, the Company entered into a debt modification agreement with the lenders. Pursuant to the agreement, the Company will pay the lenders $84,482 each month for ten months, with the first payment due on August 15, 2016. The $84,482 consists of past due interest of $32,482 plus current monthly interest of $52,000. Beginning June 15, 2017 only current monthly interest of $52,000 will be due the lenders. In addition to the above:

     o    The maturity dates of the loans were extended to February 2018;

     o Shawn Phillips agrees to cause a portion of proceeds from the sale of his personal assets, that are the underlying value for his personal guarantee of the notes, to be remitted to the Company in an amount equal to all accrued and unpaid interest, plus a portion of the amount of unpaid principal.

     o In the event that the gross proceeds from the sale of personal assets do not satisfy all principal, accrued and unpaid interest due under the terms of the convertible notes, Shawn Phillips agrees to negotiate in good faith a repayment plan to ensure that the convertible notes are fully repaid under the terms of those convertible notes.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 6, 2017                    STWC HOLDINGS, INC.


                                          By:  /s/ Erin Phillips
                                               --------------------------------
                                               Erin Phillips, President


















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